Exhibit 99.1

Contacts:	Kristin Southey
Senior Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Senior Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES

SECOND QUARTER CY 2010 FINANCIAL RESULTS

-                    Second Quarter EPS Ahead of Prior Outlook —

-                    Company Reaffirms CY 2010 Net Revenues and EPS Outlook —

-                    Q2 Sales From Online Channels Exceeded Retail Sales For the First Time  -

Santa Monica, CA — August 5, 2010 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced financial results for the second quarter of 2010.

For the quarter ended June 30, 2010, Activision Blizzard’s GAAP net revenues were $967 million, and its non-GAAP net revenues were $683 million.  For the quarter ended June 30, 2010, Activision Blizzard’s GAAP earnings per diluted share were $0.17, and the company’s non-GAAP earnings per diluted share were $0.06.  The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, CEO of Activision Blizzard, stated, “Our quarterly results were fueled by continued strong consumer response to Activision Publishing’s  Call of Duty® franchise and Blizzard Entertainment’s World of Warcraft®.  For the first and second quarters, we outperformed our earnings per share outlook, and we grew our operating margin year over year for the six month period, driven by our focused effort to increase digital revenues.  There are clearly more opportunities than ever before to create great games and we are at the forefront of doing so.”

“Looking to the balance of the year, we expect to release the best slate in our company’s history.  Blizzard Entertainment’s StarCraft® II: Wings of Liberty™ is off to a strong start worldwide with midnight openings on July 27, 2010 at 3,100 GameStop stores in the U.S. and 8,000 retailers around the world.   We are, of course, enthusiastic about Blizzard Entertainment’s upcoming release of World of Warcraft: Cataclysm™, which began a closed beta test on June 30,” Kotick added.

Kotick continued, “Call of Duty: Black Ops™ is shaping up to be one of the best games Activision Publishing has ever created, the marketing programs are the biggest in the company’s history and to date, pre-orders of the game exceed the pre-orders for Modern Warfare 2 at this time last year.  This fall, our lineup includes Activision Publishing’s Guitar Hero®: Warriors of Rock™, DJ Hero 2™, Tony Hawk®: SHRED™, Spider-Man™: Shattered Dimensions, GoldenEye 007™and Bakugan®, all of which look to be very promising as well.  We have never been better positioned for the holiday season than we are today with such a strong slate of games and the best team in our industry to bring them to market.”

Business Highlights

For the first six months of the calendar year, in the U.S. and Europe, Call of Duty was the #1 third-party franchise and Call of Duty: Modern Warfare 2 was the #1 first-person action game, according to The NPD Group, Charttrack and Gfk.  Additionally, for the six month period, Activision Publishing was the #2 U.S. third-party console and handheld publisher, according to The NPD Group.

Other highlights are as follows:

•                  During the quarter, in the U.S., Call of Duty was the #3 franchise overall and the #1 first-person action franchise, according to The NPD Group.

•                  According to The NPD Group, Call of Duty: Modern Warfare 2 was the #1 first-person action title overall in the U.S. for the quarter.

•                  Blizzard Entertainment estimates that StarCraft II: Wings of Liberty sold through more than 1 million units in its first 24 hours, making it the best-selling PC game of 2010, and 1.5 million units in its first 48 hours, setting a record for fastest-selling strategy game of all time.

•                  During the quarter, according to The NPD Group, Activision Blizzard had four top-10 U.S. PC games — Activision Publishing’s Call of Duty: Modern Warfare 2 and Blizzard Entertainment’s World of Warcraft: Wrath of the Lich King®, World of Warcraft Battle Chest® and Diablo® Battle Chest®.

•                  During the quarter, life-to-date sales of map packs for the Call of Duty franchise surpassed 20 million units.

•                  During the quarter, sales from digital online channels grew more than 20% year over year.

•                  During the quarter, Activision Publishing released four games — Shrek Forever After™, Blur™, Singularity™ and Transformers™: War for Cybertron — as well as two Call of Duty map packs — Call of Duty: Modern Warfare® 2 Stimulus Package for the PLAYSTATION®3 and PC and Call of Duty: Modern Warfare 2 Resurgence Pack for the Xbox® 360.

•                  On February 10, 2010, Activision Blizzard announced that its Board of Directors had authorized a stock repurchase program under which the company can purchase up to $1 billion of the company’s common stock.  As of June 30, 2010, Activision Blizzard had purchased $334 million of its common stock, or approximately 31 million shares.

•                  On April 2, 2010, Activision Blizzard paid a cash dividend of $0.15 per common share to shareholders of record at the close of business on February 22, 2010.

On July 13, Activision Blizzard announced that marketing and advertising industry veteran Eric Hirshberg has been named Chief Executive Officer of Activision Publishing, effective September 7, 2010.  In this role, Mr. Hirshberg will oversee Activision Publishing’s operational management including its studio, product development functions and consumer marketing activities.  He will report to Thomas Tippl, Chief Operating Officer of Activision Blizzard.

Company Outlook

In the third quarter, Blizzard Entertainment released StarCraft II: Wings of Liberty, and Activision Publishing expects to release Guitar Hero: Warriors of Rock for the Xbox 360 video game and entertainment system from Microsoft, the PLAYSTATION3 computer entertainment system from Sony and the Wii home video game system from Nintendo; and Spider-Man: Shattered Dimensions for the Xbox 360 video game and entertainment system from Microsoft, the PLAYSTATION3 computer entertainment system from Sony, the Wii home video game system from Nintendo, and the Nintendo DS.

Additionally, Activision Publishing has moved the anticipated release date for its upcoming open-world action title, True Crime®: Hong Kong, from 2010 to 2011 in order to give the development team more time to deliver the high-quality entertainment experience they envision for the game.

Activision Blizzard’s outlook is based on assumptions about sell through rates for its products and the launch timing, success and pricing of its new slate of products which are subject to significant risks and uncertainties, including declines in the overall demand for video games and in the demand for the company’s products, the dependence in the interactive software industry and by the company on an increasingly limited number of popular franchises for a disproportionately high percentage of revenues and profits, the company’s ability to predict shifts in consumer preferences among genres, such as music and casual games, and competition.  Current macroeconomic conditions and market conditions within the video game industry increase those risks and uncertainties.

The company’s outlook is also subject to other risks and uncertainties including litigation and associated costs, fluctuations in foreign exchange and tax rates, counterparty risks relating to customers, licensees, licensors and manufacturers and risks relating to the ongoing ability of Blizzard Entertainment’s licensee, NetEase.com, Inc., to operate World of Warcraft in China on a paying basis without interruption.  As a result of these and other factors, actual results may deviate materially from the outlook presented below.

Despite Activision Publishing moving the release of True Crime: Hong Kong into 2011, Activision Blizzard is reaffirming its calendar year 2010 outlook due to an increase in its expectations for the Call of Duty brand in the fourth quarter.  For the calendar year, the company still expects GAAP net revenues of $4.2 billion and GAAP earnings per diluted share of $0.49, and on a non-GAAP basis, the company still expects net revenues of $4.4 billion and $0.72 earnings per diluted share as provided on May 6, 2010.

For the third quarter of calendar year 2010, Activision Blizzard expects GAAP net revenues of $600 million, and to break even on GAAP earnings per diluted share.  On a non-GAAP basis, the company expects net revenues of $725 million and $0.08 earnings per diluted share for the third quarter.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended June 30, 2010 and management’s outlook for the remainder of the calendar year.

The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-389-5986 in the U.S. with passcode 1545851.

Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP): the impact of the change in deferred net revenues and related cost of sales with respect to certain of the company’s online-enabled games; expenses related to share-based payments; Activision Blizzard’s non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that the company has exited or substantially wound down); costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); the amortization of intangibles and impairment of intangible assets; and the associated tax benefits.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.

Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “would,” “might,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, the seasonal and cyclical nature of the interactive game market, any further difficulties related to World of Warcraft in China, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms, declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products,  adoption rate and availability of new hardware (including peripherals) and related software, industry competition including from used games and other forms of entertainment, litigation risks and associated costs, rapid changes in technology, industry standards, business models including online and used games, and consumer preferences including interest in specific genres such as music, first-person action and massively multiplayer online games, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other  factors  identified in the risk factors sections of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net revenues:
Product sales	$643	$747	$1,629	$1,437
Subscription, licensing and other revenues	324	291	646	582
Total net revenues	967	1,038	2,275	2,019

Costs and expenses:
Cost of sales - product costs	235	281	572	577
Cost of sales - software royalties and amortization	51	86	150	158
Cost of sales - intellectual property licenses	29	54	72	118
Cost of sales - massively multi-player online role playing game (“MMORPG”)	52	51	106	103
Product development	104	123	247	240
Sales and marketing	126	118	182	201
General and administrative	70	92	135	195
Restructuring	—	15	—	30

Total costs and expenses	667	820	1,464	1,622
Operating income	300	218	811	397
Investment and other income, net	1	—	1	10
Income before income tax expense	301	218	812	407
Income tax expense	82	23	212	23
Net income	$219	$195	$600	$384

Basic earnings per common share	$0.18	$0.15	$0.48	$0.29
Weighted average common shares outstanding	1,232	1,289	1,239	1,299

Diluted earnings per common share	$0.17	$0.15	$0.47	$0.28
Weighted average common shares outstanding assuming dilution	1,248	1,332	1,254	1,345

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,214	$2,768
Short-term investments	632	477
Accounts receivable, net	190	739
Inventories	157	241
Software development	219	224
Intellectual property licenses	27	55
Deferred income taxes, net	401	498
Other current assets	128	327
Total current assets	3,968	5,329
Long-term investments	23	23
Software development	30	10
Intellectual property licenses	32	28
Property and equipment, net	160	138
Other assets	13	9
Intangible assets, net	587	618
Trademark and trade names	433	433
Goodwill	7,147	7,154
Total assets	$12,393	$13,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149	$302
Deferred revenues	482	1,426
Accrued expenses and other liabilities	459	779
Total current liabilities	1,090	2,507
Deferred income taxes, net	249	270
Other liabilities	196	209
Total liabilities	1,535	2,986

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,260	12,376
Treasury stock	(1,584)	(1,235)
Retained earnings (accumulated deficit)	239	(361)
Accumulated other comprehensive loss	(57)	(24)
Total shareholders’ equity	10,858	10,756
Total liabilities and shareholders’ equity	$12,393	$13,742

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended June 30, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$967	$235	$51	$29	$52	$104	$126	$70	$667
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(284)	(68)	13	(2)	—	—	—	—	(57)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(12)	—	—	6	(2)	(9)	(17)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(1)	(1)
Less: Amortization of intangible assets	(d)	—	(1)	—	(9)	—	—	—	—	(10)
Non-GAAP Measurement		$683	$166	$52	$18	$52	$110	$124	$60	$582

Three months ended June 30, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$300	$219	$0.18	$0.17
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(227)	(165)	(0.13)	(0.13)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	17	12	0.01	0.01
Less: Restructuring (included in general and administrative)	(c)	1	—	0.00	0.00
Less: Amortization of intangible assets	(d)	10	6	0.00	0.00
Non-GAAP Measurement		$101	$72	$0.06	$0.06

Six months ended June 30, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$2,275	$572	$150	$72	$106	$247	$182	$135	$1,464
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(878)	(201)	(24)	(16)	—	—	—	—	(241)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(41)	—	—	2	(3)	(18)	(60)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(4)	(4)
Less: Amortization of intangible assets	(d)	—	(2)	(4)	(21)	—	—	—	(1)	(28)
Non-GAAP Measurement		$1,397	$369	$81	$35	$106	$249	$179	$112	$1,131

Six months ended June 30, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$811	$600	$0.48	$0.47
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(637)	(473)	(0.38)	(0.37)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	60	42	0.03	0.03
Less: Restructuring (included in general and administrative)	(c)	4	2	0.00	0.00
Less: Amortization of intangible assets	(d)	28	17	0.01	0.01
Non-GAAP Measurement		$266	$188	$0.15	$0.15

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to the Business Combination with Vivendi Games. Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d) Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended June 30, 2009		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$1,038	$281	$86	$54	$51	$123	$118	$92	$15	$820
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(237)	(43)	(28)	(2)	—	—	—	—	—	(73)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(10)	—	—	(8)	(4)	(21)	—	(43)
Less: Results of Activision Blizzard’s non-core exit operations	(c)	—	—	—	—	—	1	—	(4)	—	(3)
Less: Costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(3)	(15)	(18)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(1)	(12)	(24)	—	—	—	(1)	—	(38)
Non-GAAP Measurement		$801	$237	$36	$28	$51	$116	$114	$63	$—	$645

Three months ended June 30, 2009		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$218	$195	$0.15	$0.15
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(164)	(145)	(0.11)	(0.11)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	43	27	0.02	0.02
Less: Results of Activision Blizzard’s non-core exit operations	(c)	3	2	0.00	0.00
Less: Costs related to the Business Combination, integration and restructuring	(d)	18	11	0.01	0.01
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	38	22	0.02	0.02
Non-GAAP Measurement		$156	$112	$0.09	$0.08

Six months ended June 30, 2009		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$2,019	$577	$158	$118	$103	$240	$201	$195	$30	$1,622
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(493)	(100)	(51)	(11)	—	—	—	—	—	(162)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(14)	—	—	(17)	(7)	(33)	—	(71)
Less: Results of Activision Blizzard’s non-core exit operations	(c)	(1)	—	—	—	—	4	(2)	(10)	—	(8)
Less: Costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(17)	(30)	(47)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(2)	(29)	(51)	—	—	—	(2)	—	(84)
Non-GAAP Measurement		$1,525	$475	$64	$56	$103	$227	$192	$133	$—	$1,250

Six months ended June 30, 2009		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$397	$384	$0.29	$0.28
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(331)	(279)	(0.21)	(0.21)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	71	44	0.03	0.03
Less: Results of Activision Blizzard’s non-core exit operations	(c)	7	5	0.00	0.00
Less: Costs related to the Business Combination, integration and restructuring	(d)	47	28	0.02	0.02
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	84	41	0.03	0.03
Non-GAAP Measurement		$275	$223	$0.17	$0.16

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited, divested or wound down.

(d) Reflects costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e) Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended June 30, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	June 30, 2010		June 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$289	30%	$324	31%	$(35)	(11)%
PC and other	81	8	41	4	40	98
Sony PlayStation 3	182	19	152	15	30	20
Sony PlayStation 2	9	1	44	4	(35)	(80)
Microsoft Xbox 360	240	24	231	22	9	4
Nintendo Wii	76	8	118	11	(42)	(36)
Total console	507	52	545	52	(38)	(7)
Sony PlayStation Portable	3	—	17	2	(14)	(82)
Nintendo Dual Screen	36	5	48	5	(12)	(25)
Total handheld	39	5	65	7	(26)	(40)
Total Activision and Blizzard	916	95	975	94	(59)	(6)

Distribution:
Total Distribution	51	5	63	6	(12)	(19)
Total consolidated GAAP net revenues	967	100	1,038	100	(71)	(7)

Change in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	—		(42)
PC and other	(35)		(13)
Sony PlayStation 3	(90)		(47)
Microsoft Xbox 360	(119)		(91)
Nintendo Wii	(40)		(44)
Total console	(249)		(182)
Total changes in deferred net revenues	(284)		(237)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	289	42	282	35	7	2
PC and other	46	7	28	4	18	64
Sony PlayStation 3	92	14	105	13	(13)	(12)
Sony PlayStation 2	9	1	44	5	(35)	(80)
Microsoft Xbox 360	121	18	140	18	(19)	(14)
Nintendo Wii	36	5	74	9	(38)	(51)
Total console	258	38	363	45	(105)	(29)
Sony PlayStation Portable	3	1	17	2	(14)	(82)
Nintendo Dual Screen	36	5	48	6	(12)	(25)
Total handheld	39	6	65	8	(26)	(40)
Total Activision and Blizzard	632	93	738	92	(106)	(14)

Total Distribution	51	7	63	8	(12)	(19)
Total non-GAAP net revenues (2)	$683	100%	$801	100%	$(118)	(15)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Six Months Ended June 30, 2010 and 2009

(Amounts in millions)

	Six Months Ended
	June 30, 2010		June 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$594	26%	$638	32%	$(44)	(7)%
PC and other	135	7	87	4	48	55
Sony PlayStation 3	486	22	283	14	203	72
Sony PlayStation 2	24	1	84	4	(60)	(71)
Microsoft Xbox 360	624	27	429	21	195	45
Nintendo Wii	212	9	252	13	(40)	(16)
Total console	1,346	59	1,048	52	298	28
Sony PlayStation Portable	8	—	23	1	(15)	(65)
Nintendo Dual Screen	70	3	74	4	(4)	(5)
Total handheld	78	3	97	5	(19)	(20)
Total Activision and Blizzard	2,153	95	1,870	93	283	15

Distribution:
Total Distribution	122	5	148	7	(26)	(18)
Total platform mix net revenues	2,275	100	2,018	100	257	13

Other (1)	—	—	1	—	(1)	NM
Total consolidated GAAP net revenues	2,275	100	2,019	100	256	13

Change in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	(7)		(75)
PC and other	(60)		(30)
Sony PlayStation 3	(312)		(118)
Microsoft Xbox 360	(399)		(183)
Nintendo Wii	(100)		(87)
Total console	(811)		(388)
Total changes in deferred net revenues	(878)		(493)

Other (1)	—		(1)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	587	42	563	37	24	4
PC and other	75	5	57	4	18	32
Sony PlayStation 3	174	12	165	11	9	5
Sony PlayStation 2	24	2	84	5	(60)	(71)
Microsoft Xbox 360	225	16	246	16	(21)	(9)
Nintendo Wii	112	8	165	11	(53)	(32)
Total console	535	38	660	43	(125)	(19)
Sony PlayStation Portable	8	1	23	1	(15)	(65)
Nintendo Dual Screen	70	5	74	5	(4)	(5)
Total handheld	78	6	97	6	(19)	(20)
Total Activision and Blizzard	1,275	91	1,377	90	(102)	(7)

Total Distribution	122	9	148	10	(26)	(18)
Total non-GAAP net revenues (2)	$1,397	100%	$1,525	100%	$(128)	(8)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues and other.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	June 30, 2010		June 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$567	59%	$557	54%	$10	2%
Europe	337	35	408	39	(71)	(17)
Asia Pacific	63	6	73	7	(10)	(14)
Total consolidated GAAP net revenues	967	100	1,038	100	(71)	(7)

Change in Deferred Net Revenues (1)
North America	(192)		(165)
Europe	(79)		(69)
Asia Pacific	(13)		(3)
Total changes in net revenues	(284)		(237)

Non-GAAP Net Revenues by Geographic Region
North America	375	55	392	49	(17)	(4)
Europe	258	38	339	42	(81)	(24)
Asia Pacific	50	7	70	9	(20)	(29)
Total non-GAAP net revenues (2)	$683	100%	$801	100%	$(118)	(15)%

	Six Months Ended
	June 30, 2010		June 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,270	56%	$1,081	53%	$189	17%
Europe	861	38	800	40	61	8
Asia Pacific	144	6	137	7	7	5
Total geographic region net revenues	2,275	100	2,018	100	257	13

Other (1)	—	—	1	—	(1)	NM
Total consolidated GAAP net revenues	2,275	100	2,019	100	256	13

Change in Deferred Net Revenues (1)
North America	(504)		(315)
Europe	(333)		(168)
Asia Pacific	(41)		(10)
Total changes in net revenues	(878)		(493)

Other (1)	—		(1)

Non-GAAP Net Revenues by Geographic Region
North America	766	55	766	51	—	—
Europe	528	38	632	41	(104)	(16)
Asia Pacific	103	7	127	8	(24)	(19)
Total non-GAAP net revenues (2)	$1,397	100%	$1,525	100%	$(128)	(8)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three and Six Months Ended June 30, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	June 30, 2010		June 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision (i)	$333	34%	$448	43%	$(115)	(26)%
Blizzard (ii)	299	31	290	28	9	3
Distribution (iii)	51	6	63	6	(12)	(19)
Operating segment total	683	71	801	77	(118)	(15)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	284	29	237	23
Consolidated net revenues	$967	100%	$1,038	100%	(71)	(7)

Segment income (loss) from operations:
Activision (i)	$(53)		$21		(74)	NM
Blizzard (ii)	155		134		21	16
Distribution (iii)	(1)		1		(2)	NM
Operating segment total	101		156		(55)	(35)

Reconciliation to consolidated operating income:
Net effect from deferral of net revenues and related cost of sales	227		164
Stock-based compensation expense	(17)		(43)
Restructuring	(1)		(15)
Amortization of intangible assets and purchase price accounting related adjustments	(10)		(38)
Integration and transactions costs	—		(3)
Other (iv)	—		(3)
Consolidated operating income	$300		$218		$82	38%

Operating margin from total operating segments	15%		19%

	Six Months Ended
	June 30, 2010		June 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision (i)	$670	29%	$796	39%	$(126)	(16)%
Blizzard (ii)	605	27	581	30	24	4
Distribution (iii)	122	5	148	7	(26)	(18)
Operating segment total	1,397	61	1,525	76	(128)	(8)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	878	39	493	24
Other (iv)	—	—	1	—
Consolidated net revenues	$2,275	100%	$2,019	100%	256	13

Segment income (loss) from operations:
Activision (i)	$(46)		$(6)		(40)	NM
Blizzard (ii)	313		277		36	13
Distribution (iii)	(1)		4		(5)	NM
Operating segment total	266		275		(9)	(3)

Reconciliation to consolidated operating income:
Net effect from deferral of net revenues and related cost of sales	637		331
Stock-based compensation expense	(60)		(71)
Restructuring	(4)		(30)
Amortization of intangible assets and purchase price accounting related adjustments	(28)		(83)
Integration and transactions costs	—		(17)
Other (iv)	—		(8)
Consolidated operating income	$811		$397		$414	104%

Operating margin from total operating segments	19%		18%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(iv) Other represents Non-Core activities, which are legacy Vivendi Games’ divisions or business units that we have exited, divested or wound down as part of our restructuring and integration efforts as a result of the Business Combination. Prior to July 1, 2009, Non-Core activities were managed as a stand alone operating segment; however, in light of the minimal activities and insignificance of Non-Core activities, as of that date we ceased their management as a separate operating segment and consequently, we are no longer providing separate operating segment disclosure.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending September 30, 2010 and

Year Ending December 31, 2010

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for Three Months Ending September 30, 2010	Outlook for Year Ending December 31, 2010

Net Revenues (GAAP)		$600	$4,180

Excluding the impact of:
Change in deferred net revenues	(a)	125	220

Non-GAAP Net Revenues		$725	$4,400

Earnings Per Diluted Share (GAAP)		$—	$0.49

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	0.06	0.10
Stock-based compensation	(c)	0.02	0.07
Amortization of intangible assets	(d)	0.01	0.06

Non-GAAP Earnings Per Diluted Share		$0.08	$0.72

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.